EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares, par value $0.001 per share, of MeridianLink, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 11, 2022

Serent Capital Partners UGP III, LLC

/s/ Lance Fenton
Name: Lance Fenton
Title: Managing Member

Serent Capital Partners III, L.P.

By: Serent Capital Partners UGP III, LLC
Its: General Partner

/s/ Lance Fenton
Name: Lance Fenton
Title: Managing Member

Serent Capital III, L.P.

By: Serent Capital Partners III, L.P.
Its: General Partner

By: Serent Capital Partners UGP III, LLC
Its: General Partner

/s/ Lance Fenton
Name: Lance Fenton
Title: Managing Member

Serent Capital Associates III, L.P.

By: Serent Capital Partners III, L.P.
Its: General Partner

By: Serent Capital Partners UGP III, LLC
Its: General Partner

/s/ Lance Fenton
Name: Lance Fenton
Title: Managing Member